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                                                                    EXHIBIT 23.7


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of EMC Corporation of our report dated February 4, 2003 relating to the consolidated financial statements of Legato Systems, Inc. (the "Company"), which appears in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, and of our report dated July 24, 2003 relating to the financial statements of the Company, which appears in the Company's Current Report on Form 8-K for the three months ended March 21, 2003. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



/s/ PricewaterhouseCoopers LLP



San Jose, California
October 24, 2003